InnerWorkings Announces Third Quarter 2011 Results

Record Quarterly Revenue Reflects 32.5% Year-Over-Year Growth; Company Raises 2011 Guidance

CHICAGO, IL November 3, 2011 — InnerWorkings, Inc. (NASDAQ: INWK), a leading provider of global print management and promotional solutions, today reported results for the three months ended September 30, 2011.

Quarterly Highlights:

•	Record revenue of $157.8 million, an increase of 32.5% compared with the third quarter of 2010. This represents the fourth consecutive quarter of record revenue.

•	Signed six new enterprise agreements including a major BPO contract.

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Net income was $4.1 million, an increase of 75% compared to $2.4 million in the year-earlier period. Earnings were $0.09 per diluted share compared to $0.05 per diluted share in the year-earlier period. Both earnings per share figures include $0.01 per diluted share from the sale of Echo Global Logistics stock.

•	Record Adjusted EBITDA of $9.5 million, an increase of 52% compared to $6.3 million in the year-earlier period. Please refer to the non-GAAP reconciliation table below for more information.

•	Year-over-year enterprise revenue growth of 29% and transactional revenue growth of 41%.

•	Record cash flow generated from operations was $12.1 million compared to $2.1 million in the third quarter of 2010.

"We have great momentum in the business, delivering record revenue for the fourth consecutive quarter and signing a major BPO contract,” said Eric D. Belcher, chief executive officer of InnerWorkings. “The recent acquisition of Productions Graphics fills out our platform in Europe and helps us to better service large multinational clients around the world. We are executing against our strategy and expect to keep building on our success.”

Additional third quarter 2011 financial and operational highlights include the following:

•	72% of the Company's revenue was generated from sales to enterprise clients, with the remaining 28% derived from transactional clients.

•	As of September 30, 2011, the Company had an outstanding balance of $53.2 million on its $100 million bank credit facility and retained cash and short-term investments of $11.3 million.

"The record Adjusted EBITDA and operating cash flow we generated in the quarter reflect leverage in the model and the underlying power of the business,” said Joseph M. Busky, Chief Financial Officer of InnerWorkings. "We are updating our full-year 2011 guidance to reflect the Company’s continued strong performance and the financial impact from the October acquisition of Productions Graphics.”

Outlook

The Company is raising its 2011 revenue guidance from a range of $600 million to $625 million to a range of $620 million to $635 million. The Company is raising its 2011 earnings per share guidance from a range of $0.29 to $0.32 to a range of $0.30 to $0.33.

Conference Call

A conference call will be broadcast live on Thursday, November 3, 2011, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is a leading provider of global print management and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. InnerWorkings is based in Chicago, IL, employs approximately 1,000 individuals, and maintains 44 global offices. Among the many industries InnerWorkings services are: retail, financial services, hospitality, non-profits, healthcare, food & beverage, broadcasting & cable, education, transportation and utilities.

For more information visit: www.inwk.com.

Non-GAAP Financial Measure

This press release includes the following financial measure defined as a "non-GAAP financial measure" by the Securities and Exchange Commission: non-GAAP adjusted EBITDA. We believe that Non-GAAP Adjusted EBITDA provides useful information to investors because it provides information about the estimated financial performance of the Company's ongoing business. Non-GAAP Adjusted EBITDA is used by management in its financial and operational decision-making and evaluation of overall operating performance. Non-GAAP Adjusted EBITDA may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP measure, see "Reconciliation to non-GAAP Adjusted EBITDA” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

Consolidated Balance Sheets

	December 31,	September 30,
	2010	2011
		(unaudited)
Cash and cash equivalents	$5,259,272	$9,577,286
Short-term investments	4,284,614	1,750,147
Accounts receivable, net of allowance for doubtful accounts	85,110,289	104,954,916
Unbilled revenue	24,626,558	30,965,531
Inventories	9,674,961	20,050,654
Prepaid expenses	9,836,486	10,727,255
Other current assets	7,683,794	22,329,572
Total long-term assets	133,448,806	176,112,466
Total assets	$279,924,780	$376,467,827

Accounts payable-trade	$55,604,566	$96,358,716
Other current liabilities	13,333,629	37,236,137
Revolving credit facility	47,400,000	53,200,000
Other long-term liabilities	3,402,486	16,834,269
Total stockholders' equity	160,184,099	172,838,705
Total liabilities and stockholders' equity	$279,924,780	$376,467,827

Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Revenue	$119,130,589	$157,818,904	$351,814,421	$458,611,577
Cost of goods sold	90,621,581	120,726,113	267,333,271	351,848,878
Gross profit	28,509,008	37,092,791	84,481,150	106,762,699
Operating expenses:
Selling, general, and administrative expenses	23,089,731	28,664,137	67,266,789	83,365,659
Depreciation and amortization	2,259,201	2,495,323	6,592,045	7,389,824
Preference claim charge	-	-	-	950,000
Income from operations	3,160,076	5,933,331	10,622,316	15,057,216
Total other income (expense)	484,065	432,886	1,225,724	1,296,343
Income before taxes	3,644,141	6,366,217	11,848,040	16,353,559
Income tax expense	1,279,056	2,228,176	4,172,707	5,725,157
Net income	$2,365,085	$4,138,041	$7,675,333	$10,628,402

Basic earnings per share	$0.05	$0.09	$0.17	$0.23
Diluted earnings per share	$0.05	$0.09	$0.16	$0.22

Weighted average shares outstanding, basic	45,677,807	46,456,980	45,663,658	46,350,258
Weighted average shares outstanding, diluted	47,637,992	48,485,484	47,532,976	48,421,908

Cash Flow Data (Unaudited)

	Nine Months Ended September 30,
	2010	2011
Net cash provided by operating activities	2,074,660	17,023,256
Net cash provided by (used in) investing activities	1,382,154	(19,239,802)
Net cash provided by financing activities	(836,621)	6,680,848
Effect of exchange rate changes on cash and cash equivalents	19,746	(146,288)
Increase in cash and cash equivalents	2,639,939	4,318,014
Cash and cash equivalents, beginning of period	2,903,906	5,259,272
Cash and cash equivalents, end of period	$5,543,845	$9,577,286

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011

Operating Income	$3,160,076	$5,933,331	$10,622,316	$15,057,216
Preference claim charge	-	-	-	950,000
Depreciation and amortization	2,259,201	2,495,323	6,592,045	7,389,824
Stock based compensation	872,171	1,118,890	2,269,540	2,889,030
Adjusted EBITDA	$6,291,448	$9,547,544	$19,483,901	$26,286,070

CONTACT:
Scott Kozak
InnerWorkings, Inc.
(312) 642-3700
skozak@inwk.com

SOURCE: InnerWorkings, Inc.